                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 14, 2002

                                  BY AND AMONG

                                 A.D.A.M., INC.,

                             NIS ACQUISITION CORP.,

                        NIDUS INFORMATION SERVICES, INC.

                                       AND

                               THE STOCKHOLDERS OF

                        NIDUS INFORMATION SERVICES, INC.

                                    EXHIBITS

         EXHIBIT A       Escrow Agreement
         EXHIBIT B       Restrictive Legend
         EXHIBIT C       Investor Representation Letter
         EXHIBIT D       Registration Rights Agreement
         EXHIBIT E-1     Cynthia Chevins Employment Agreement
         EXHIBIT E-2     Carol Peckham Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated as of February 14, 2002, is made and entered into by and among A.D.A.M., INC., a Georgia corporation ("PARENT"), NIS ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), NIDUS INFORMATION SERVICES, INC., a Delaware corporation (the "COMPANY"), CYNTHIA CHEVINS, a Connecticut resident, CAROL PECKHAM, a New York resident, RICHARD H. WITMER, JR., a Connecticut resident, CHARLES H. WITMER, a New York resident and MERYL BUCHANAN WITMER, a New York resident (collectively, the "STOCKHOLDERS"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 10.01.


         WHEREAS, Stockholders own all of the issued and outstanding capital stock of the Company; and

         WHEREAS, Parent and the Company desire to enter into a business combination upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance of such combination, the parties wish to cause the merger of Merger Sub with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), and upon the terms and subject to the conditions set forth herein (the "MERGER"); and

         WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations promulgated thereunder; and

         WHEREAS, the parties hereto believe the Merger is in their respective best interests and desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company and the Stockholders hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger.

                 (a) MERGER; SURVIVING CORPORATION. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING Corporation."

                 (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
SECTION 11.1 and subject to the satisfaction or waiver of the conditions set forth in ARTICLES VI and VII, the consummation of the Merger (the "CLOSING" and the date thereof being the "CLOSING DATE") will take place on February 14, 2002, at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia, unless another date, time or place is agreed to by the parties hereto.

         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in ARTICLES VI AND VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being the "EFFECTIVE TIME").

         SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 ARTICLES OF ORGANIZATION, BY-LAWS.

                 (a) ARTICLES OF ORGANIZATION. At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

                 (b) BY-LAWS. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended

                                      -3-

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in accordance with the DGCL, the Certificate of Incorporation of the Surviving
Corporation and such By-Laws.

         SECTION 1.5 DIRECTORS AND OFFICERS. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation, each member to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

                 (a) CONVERSION OF SECURITIES. Each Share issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.6(b)) shall be converted automatically into the right to receive a proportionate share of the Merger Consideration described in Section
1.7 below.

                (b) CANCELLATION. Each share of any class of capital stock of the Company held in the treasury of the Company, if any, and each share of any class of capital stock of the Company owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                 (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         SECTION 1.7 MERGER CONSIDERATION.

                 (a) The aggregate consideration to be paid by Parent pursuant to the Merger (the "MERGER CONSIDERATION") shall be the Stock Consideration and the Cash Consideration (as such terms are defined below).

                 (b) As soon as practicable (but in any event no later than ten business days) after Closing, the Stockholders will be issued 260,000 shares of the common stock of Parent (the "PARENT SHARES"), subject to adjustment as provided in the following sentence (the "STOCK CONSIDERATION"). In the event that the Parent Average Price is less than $3.00, the Stock Consideration will be increased such that the aggregate Stock Consideration (calculated as the Parent Average Price multiplied by the increased number of Parent Shares) is $780,000; provided, that, under no circumstances shall the number of Parent Shares to be issued in the Merger exceed three hundred thousand (300,000) shares. At Closing, the Parent Shares will not have been registered under the federal securities laws or any state securities laws and pending such registration may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or applicable state securities laws.

                 (c) Notwithstanding the foregoing, as security for the indemnification obligations of the Stockholders pursuant to ARTICLE IX, 20% of the Parent Shares (the "Escrow Shares") will be delivered by Parent to the Escrow Agent, to be held, administered and disbursed by the Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form of EXHIBIT A attached hereto (the "Escrow Agreement"). The Escrow Shares will be withheld from the Stockholders and delivered to the Escrow Agent on a pro rata basis. Each certificate evidencing a Stockholder's pro rata share of the Escrow Shares shall contain the restrictive legend set forth on EXHIBIT B.

         SECTION 1.8 NO FRACTIONAL SHARES. No fractional Parent Shares shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Shares who would otherwise be entitled to receive a fraction of a share of Parent Shares (after aggregating all fractional shares of Parent Shares issuable to such Stockholder) shall, upon surrender of the certificate(s) representing the Shares owned by such Stockholder, receive a cash payment determined by multiplying (i) the Parent Average Price by (ii) the fractional Parent Share interest to which such holder would otherwise be entitled.

         SECTION 1.9 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Shares thereafter on the records of the Company.

         SECTION 1.10 EXCHANGE OF SHARES; NO FURTHER OWNERSHIP RIGHTS. After the Effective Time, each Stockholder shall be entitled to receive upon the surrender of its certificates representing Shares a certificate representing the Parent Shares to which it is entitled pursuant to SECTION 1.6(A) above; provided, that, the certificates representing the Escrow Shares will be delivered to the Escrow Agent. The Parent Shares (including the Escrow Shares) delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares (other than the Cash Consideration). If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I. Until surrendered and exchanged in accordance with this Section, each certificate representing Shares shall, after the Effective Time, represent solely the right to receive the Merger Consideration in respect of the shares evidenced by such certificate and shall have no other rights. No interest shall accrue or be payable on any Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 1.11 CLOSING DATE BALANCE SHEET.


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                 (a) Within thirty (30) days following the Closing Date, Parent shall prepare a statement based on the Closing Date balance sheet of the Company (the "Closing Date Statement"). The Closing Date Statement will include only the following assets and liabilities: (i) cash; (ii) income taxes payable; (iii) legal fees payable; and (iv) accrued compensation and commissions. The Closing Date Statement shall be prepared in accordance with GAAP.

                 (b) In the event that the amount calculated by subtracting the liabilities from the assets as set forth on the Closing Date Statement (the "Adjusted Net Worth") yields a positive balance, Parent shall pay the Stockholders in cash the Adjusted Net Worth (the "Cash Consideration"); provided, that, under no circumstances shall the Cash Consideration exceed 20% of the Merger Consideration. Payment shall be made on a pro rata basis based on each Stockholder's respective number of Shares. Payment shall be made within three (3) business days after the parties either agree upon the amount of the Adjusted Net Worth or the amount is determined as set forth in subsection (c) below.

                 (c) The Stockholder Representative shall have the right to review fully all work papers relating to the Closing Date Statement in order to confirm that such Closing Date Statement has been determined as provided herein. The Stockholder Representative may, at its own expense, retain a certified public accountant to assist with such review. The Stockholder Representative shall complete its review of such Closing Date Statement within thirty (30) days after such determination and related documentation have been made available for their review. If the Stockholder Representative believes that any adjustment should be made to such Closing Date Statement in order for said amount to be determined in accordance with the requirements of this Section, Stockholder Representative shall give Parent written notice of such adjustments. If Parent agrees with the adjustments proposed by Stockholder Representative, the adjustments shall be made to such Closing Date Statement. If there are proposed adjustments which are disputed by Parent, then the Stockholder Representative and Parent shall negotiate in good faith to resolve all disputed adjustments. If, after a period of thirty (30) days following the date on which Stockholder Representative give Parent written notice of any proposed adjustments, any such adjustments still remain disputed, Parent and the Stockholder Representative will jointly engage a nationally recognized independent accounting firm (the "Independent Accountant") to resolve any remaining disputed adjustments in accordance with this Agreement. Delivery of cash required under subsection (b) above shall be made within three (3) business days after the earlier of the agreement of the parties on the amount thereof or a written notice of any resolution of such amount has been given by the Independent Accountant to the parties hereunder.

                 (d) Subject to the following sentence, all fees and expenses of the Independent Accountant incurred in connection with such resolution shall be paid by the Parent, and upon payment of such fees and expenses Parent shall be entitled to receive from the Escrow Shares, as reimbursement for one-half of such fees and expenses so paid, that number of the Escrow Shares determined by dividing (i) one-half of the amount of such fees and expenses, by (ii) the Parent Average Price. Notwithstanding the foregoing sentence, if the Independent Accountant determines that either Parent or Stockholder Representative was correct in all material respects in connection with any such dispute, then the incorrect party shall bear all fees and expenses of the Independent Accountant. In the event that the Stockholder Representative is the incorrect party, all fees and expenses of the Independent Accountant shall be paid by the Parent, but upon payment of such fees and expenses, Parent shall be entitled to receive from the Escrow Shares, as reimbursement for such fees and expenses so paid, that number of the Escrow Shares determined by dividing (i) the amount of such fees and expenses, by (ii) the Parent Average Price.

                 (e) Under no circumstances will the Stockholders have any liability under this provision if the Adjusted Net Worth is less than zero.

         SECTION 1.12 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the IRC. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub, the Company and the Stockholders will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and the Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         SECTION 1.14 TREATMENT OF OPTIONS. Prior to the Effective Time, the Board of Directors of the Company shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding and unexercised Option heretofore granted by the Company (if any), whether or not then vested or exercisable, shall at the Effective Time be cancelled. After the date hereof, the Company will not issue any Options.

         SECTION 1.15 APPRAISAL RIGHTS. Stockholders who have complied with all the requirements for perfecting appraisal rights for Shares as required under the DGCL ("Dissenting Stockholders") shall not be entitled to any portion of the Merger Consideration under this Agreement with respect to such Shares notwithstanding the foregoing provisions of this ARTICLE I, and in lieu thereof shall be entitled to receive from the Surviving Corporation whatever is determined to be due to them under the DGCL with respect to such Shares (the "Dissenting Shares"); provided, however, that Dissenting Shares outstanding at the Effective Time of the Merger and held by a Dissenting Stockholder who shall after the Effective Time of the Merger lose such Dissenting Stockholder's right of appraisal as provided by the DGCL shall be deemed to be converted as of the Effective Time of the Merger into the right to receive the consideration that would otherwise have been payable in respect thereof under, and on the terms and conditions set forth in, this Agreement if no dissent had been made. Promptly after execution and delivery of this Agreement, Company shall take such actions as are necessary to comply with the requirements of Section 262(d) of the DGCL and shall use reasonable best efforts to ensure that the deadline under Section 262(d) for demands for appraisal in respect of the Merger shall have expired prior to the Effective Time of the Merger. Prior to the Effective Time of the Merger, Company will not settle any demand with respect to any Dissenting Shares without the consent of Parent. Company shall give notice to Parent promptly after it is notified that any Stockholder has elected or attempted to exercise appraisal rights. Nothing in this Agreement is intended or shall be construed as an agreement or admission that any statutory appraisal rights are or may be available with respect to the transactions contemplated hereby.

                                   ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

         Subject to the exceptions and limitations set forth in the Disclosure Schedule, the Company and the Stockholders hereby jointly and severally represent and warrant to the Parent and Merger Sub as follows:

         SECTION 2.1 POWER OF STOCKHOLDERS AND THE COMPANY. Each Stockholder has full power and authority to execute and deliver this Agreement and the Operative Agreements to which he is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares. The Company has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Operative Agreements to which it is a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and the Stockholders, no other corporate action on the part of the Company or the Stockholders being necessary.

         SECTION 2.2 EXECUTION. This Agreement has been duly and validly executed and delivered by each Stockholder and the Company and constitutes, and upon the execution and delivery by each Stockholder and the Company of the Operative Agreements to which the Company or such Stockholder is a party, such Operative Agreements, assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by the Parent and Merger Sub, will constitute legal, valid and binding obligations of the Company and such Stockholder enforceable against such party in accordance with their respective terms.

         SECTION 2.3 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.3 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified or licensed and in good standing as could not reasonably be expected to have a materially adverse effect on the Business or Condition of the Company or its Assets and Properties. The name of each director

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

and officer of the Company on the date hereof, and the position with the Company held by each, are listed in SECTION 2.3 OF THE DISCLOSURE SCHEDULE. The Stockholders and the Company have, prior to the execution of this Agreement, delivered to Parent true and complete copies of the Articles of Organization and by-laws of the Company as in effect on the date hereof. The Company has no and has never had any Subsidiaries.

         SECTION 2.4 CAPITAL STOCK. The authorized capital stock of the Company consists solely of 100,000 shares of common stock ("Company Common Stock"), of which 10,000 shares are issued and outstanding. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable and free of any preemptive rights. The Shares are owned of record and beneficially by the Stockholders as set forth in SECTION 2.4 OF THE DISCLOSURE SCHEDULE. As of the date hereof, no Options to purchase any capital stock of the Company are issued and outstanding. Except as set forth in SECTION 2.4 OF THE DISCLOSURE SCHEDULE, each Stockholder represents and warrants that, with respect to the Shares owned by such Stockholder, he has, and immediately prior to the Effective Time will have, good and indefeasible title to such Shares, free and clear of all Liens and free and clear of all restrictions on transfer, except for those imposed by the Securities Act and all applicable state securities laws. None of the Shares were issued in violation of the Securities Act or any other applicable Law. Except as set forth in SECTION 2.4 OF THE COMPANY DISCLOSURE SCHEDULE, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company. All agreements providing for rights of first refusal and co-sale rights and other rights relating to transfer of Shares are listed in SECTION 2.4 OF THE COMPANY DISCLOSURE SCHEDULE. Except as set forth in SECTION 2.4 OF THE COMPANY DISCLOSURE SCHEDULE, the Company is not a party or subject to any agreement or understanding and, to the Knowledge of the Company and the Stockholders, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any capital stock of the Company.

         SECTION 2.5 NO CONFLICTS. The execution and delivery by each Stockholder and the Company of this Agreement do not, and the execution and delivery by each Stockholder and the Company of the Operative Agreements to which it or he is a party, the performance by such Stockholder and the Company of his or its respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                 (a) in the case of the Company, conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of organization or by-laws of the Company;

                 (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Stockholder or the Company or any of their respective Assets and Properties; or

                 (c) except as disclosed in SECTION 2.5(C) OF THE DISCLOSURE SCHEDULE, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require such Stockholder or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the respective Assets and Properties under, any Contract or Governmental Authorization by which any of the respective Assets and Properties of such Stockholder or the Company is bound.

         SECTION 2.6 GOVERNMENTAL APPROVALS AND FILINGS. Except for (i) compliance with applicable securities laws and (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Stockholder or the Company is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which the Company or any Stockholder is a party or the consummation of the transactions contemplated hereby or thereby.

         SECTION 2.7 FINANCIAL STATEMENTS. The Stockholders and the Company have delivered to Parent true and complete copies of: (a) the unaudited balance sheets of the Company as of December 31, 2001 and 2000 and the related statements of income, changes in stockholders' equity and cash flow for the years then ended, including the notes and schedules contained therein or annexed thereto; and (b) the unaudited balance sheet of the Company as of January 31, 2002 (the "BALANCE SHEET") and the related statements of income, changes in stockholders' equity and cash flow for the one (1) month period then ended, including the notes and schedules contained therein or annexed thereto, in each case certified by the chief financial officer of the Company as to the accuracy thereof and the conformance thereof to the standard set forth in this SECTION
2.7 (the financial statements described in clauses (a) and (b) are referred to collectively as the "FINANCIAL STATEMENTS"; the financial statements described in clause (b) are also referred to collectively as the "INTERIM FINANCIAL STATEMENTS"). All of the Financial Statements (including all notes and schedules contained therein or annexed thereto) have been prepared according to the books and records of the Company, and fairly present the financial position, the results of operations and cash flows of the Company as of the dates and for the years and periods indicated (subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse).

         SECTION 2.8 BOOKS AND RECORDS. The minute books and other similar records of the Company as made available to Parent prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Parent prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

         SECTION 2.9 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date of the Balance Sheet, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of the Company or to its Assets and Properties ("MATERIAL ADVERSE CHANGE"). Without limiting the foregoing, except as disclosed in SECTION 2.9 OF THE DISCLOSURE SCHEDULE, there has not occurred since the date of the Balance Sheet:

                 (a) any change in the Company's authorized or issued capital stock; grant of any Option with respect to the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any capital stock of, or any Option with respect to, the Company; declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company;

                 (b) any (i) amendment of the articles of organization or by-laws of the Company, (ii) recapitalization, reorganization, liquidation or dissolution of the Company or (iii) merger or other business combination involving the Company and any other Person;

                 (c) (i) any incurrence by the Company of Indebtedness, or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

                 (d) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee (other than payment of salaries in the ordinary course of business);

                 (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                 (f) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company;

                 (g) any change in (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (ii) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company;

                 (h) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company;

                 (i) any acquisition or disposition (except sales of inventory in the ordinary course of business consistent with past practice) of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company;

                 (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to SECTION 2.18(A) or (ii) any material Governmental Authorization held by the Company;

                 (k) capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets;

                 (l) any commencement or termination by the Company of any line of business;

                 (m) any transaction by the Company with any Stockholder or any Affiliate (other than the Company) or Associate of any Stockholder;

                 (n) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                 (o) any other transaction involving or development affecting the Company outside the ordinary course of business consistent with past practice.

         SECTION 2.10 NO UNDISCLOSED LIABILITIES. Except as disclosed in SECTION
2.10 OF THE DISCLOSURE SCHEDULE, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), and there is no basis therefor, except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the ordinary course of business consistent in type and amount with past practice, since the date thereof.

         SECTION 2.11 TAXES.

                 (a) The Company has properly filed or caused to be properly filed on a timely basis all Tax Returns that are or were required to be filed on or prior to the date hereof by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Laws. All such Tax Returns filed by the Company are true, correct, and complete in all material respects. All Tax Returns required to be filed by the Company after the date hereof and on or before the Closing Date will be prepared and timely filed in a manner consistent with prior years and applicable Laws. No extension of time in which to file any Tax Return that has not been filed has been requested by or granted to the Company. The Company has delivered to Parent copies of, and
SECTION 2.11 OF THE DISCLOSURE SCHEDULE contains a complete and accurate list of, all such Tax Returns relating to tax years since January 1, 1997, or for any additional tax years for which the statute of limitations remains open. All Taxes required to be paid by the Company on or before the date hereof have been timely paid. All Taxes required to be paid by the Company after the date hereof and on or before the Closing Date will be timely paid and have been properly accrued. No claim has ever been made by any Governmental Authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets and Properties of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (b) SECTION 2.11 OF THE DISCLOSURE SCHEDULE lists all United States federal and state income Tax Returns of the Company which have been audited by the IRS or relevant state tax authorities including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, or settled. SECTION 2.11 OF THE DISCLOSURE SCHEDULE describes all adjustments to the United States federal income Tax Returns filed by the Company for all tax years since January 1, 1997, or for any additional tax years for which the statute of limitations remains open, and the resulting deficiencies proposed by the IRS. Except as described in
SECTION 2.11 OF THE DISCLOSURE SCHEDULE, none of the Stockholders nor the Company has given or been requested to give any waiver or extension (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                 (c) The unpaid Taxes of the Company as of the date of the Balance Sheet (i) did not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect differences between book and Tax income) set forth on the face of the Balance Sheet rather than in any notes thereto, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. There exists no proposed Tax assessment against the Company except as disclosed in SECTION 2.11 OF THE DISCLOSURE SCHEDULE. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any Assets and Properties held or acquired by the Company. All Taxes that the Company is or was required by applicable Laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority or other Person.

                 (d) There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company (i) has not been a member of an affiliated group (as defined in Section 1504(a) of the IRC) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (ii) has no liability for the Taxes of any Person (other than any of the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Parent), the Company has not sold or committed to sell any Assets and Properties to Parent or Merger Sub or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Parent and Merger Sub. The Company has not made and is not obligated to make any payment, and the Company is not a party to any agreement that could obligate it to make any payment, for which a deduction would be disallowed pursuant to Section 280G of the IRC . The Company has not been a real property holding corporation (within the meaning of Section 897(c)(2) of the IRC) during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

         SECTION 2.12 LEGAL PROCEEDINGS. Except as disclosed in SECTION 2.12 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

                 (a) there are no Actions or Proceedings pending or, to the Knowledge of the Company or any Stockholder, threatened against, relating to or affecting any Stockholder or the Company or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent, or (ii) if determined adversely to such Stockholder or the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) Losses by the Company; and

                 (b) to the Knowledge of the Company or any Stockholder, there are no facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                 (c) there are no Orders outstanding against the Company or any Stockholder relating to the business of the Company, or any of their respective Assets and Properties.

         SECTION 2.13 COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in
SECTION 2.13 OF THE DISCLOSURE Schedule:

                 (a) the Company is, and at all times has been, in full compliance in all material respects with each Law and Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets and Properties;

                 (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any Law or Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets and Properties, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature; and

                 (c) the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or Order in any material respect, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

         SECTION 2.14 BENEFIT PLANS; ERISA.

                (a) EXISTENCE OF PLANS AND OTHER MATTERS.

                  (i) SECTION 2.14(a)(i) OF THE DISCLOSURE SCHEDULE contains a complete and accurate list of all Company Plans. The Company does not now, and has not ever, either participated in or maintained any (A) Qualified Plan, (B) Title IV Plan, (C) Multiemployer Plan, (D) Company Other Benefit Obligation, or (E) Company VEBA. There are no and never have been any ERISA Affiliates of the Company. There are no and never have been any post-retirement benefits subject to Financial Accounting Statement 106 of the Financial Accounting Standards Board. There are no and never have been any collective bargaining agreements.

                  (ii) SECTION 2.14(a)(iv) OF THE DISCLOSURE SCHEDULE sets forth the financial cost of all obligations owed under any Company Plan that is not subject to the disclosure and reporting requirements of ERISA.

                (b) PLAN DOCUMENTS. The Company has delivered to Parent, prior to the Closing:

                  (i) all documents that set forth the terms of each Company Plan, including (A) all plan descriptions and summary plan descriptions of Company Plans for which any Stockholder or the Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans for which a plan description or summary plan description is not required;

                  (ii) all personnel, payroll, and employment manuals and policies;

                  (iii) all insurance policies purchased by or to provide benefits under any Company Plan; and

                  (iv) all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B and ERISA Section 701 et seq.

                (c) NO VIOLATIONS. Except as set forth in SECTION 2.14(c) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

                  (i) The Company has performed all of its respective obligations under all Company Plans. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans.

                  (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan that was not in accordance with the Plan and that could have an adverse economic consequence to the Company or to Parent.

                  (iii) The Company, with respect to all Company Plans, and each Company Plan is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this SECTION 2.14.

                           (A) No transaction prohibited by ERISA Section 406
                  and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                           (B) All contributions and payments made or accrued
                  with respect to all Company Plans are deductible under IRC
                  Section 162 or Section 404.

                  (iv) Each Company Plan can be terminated within thirty (30) days without payment of any additional contribution or amount.

                  (v) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                  (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan is pending or, to the Knowledge of the Company or any Stockholder, is threatened.

                  (vii) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (viii) The Company has the right to modify and terminate benefits with respect to active employees.

                  (ix) Each Stockholder and the Company has complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

                  (x) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC Section 280G or Section 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                  (xi) The consummation of this Agreement and the Operative Agreement and the transactions contemplated hereby and thereby will not result in the payment, vesting, or acceleration of any benefit.

                  (xii) No former or current employee or any dependent or former dependant of a former or current employee is presently eligible to elect or has previously elected continuation coverage under COBRA.

                  (xiii) Each current or former employee of the Company who has taken a leave of absence under the Family and Medical Leave Act of 1994, as amended ("FMLA"), was, upon his or her return to employment with the Company, placed in the same position with respect to all eligibility requirements and benefits of any Plan as had been applicable to such employee immediately before the leave commenced, to the extent required by the FMLA.

         SECTION 2.15 TITLE TO AND CONDITION OF PROPERTIES.

                (a) REAL PROPERTY. SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE sets forth all real property owned, used or occupied by the Company (the "REAL PROPERTY"), including a legal description of such Real Property, if any, owned by the Company. SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE also identifies the leases (oral or written) under which the Company now uses any such Real Property, true and correct copies of which have been delivered to Parent.

                (b) MARKETABLE TITLE. The Company has good and marketable title to all of its Assets and Properties (including, without limitation, all such properties (whether tangible or intangible) reflected in the Interim Financial Statements), and, with respect to any Real Property owned by the Company, good and marketable fee simple title (insurable at standard title insurance rates subject only to customary title exceptions) to such owned Real Property, and, with respect to Real Property leased by the Company, good and marketable leasehold estates or lessee's interests in such leased Real Property. There are no Liens which affect any such Assets and Properties other than Real Property. There are no Liens or municipal or zoning ordinances which cause title to the Real Property to be unmarketable or which would interfere with the Surviving Corporation's use of the Real Property in a manner consistent with the current use thereof by the Company.

                (c) CONDITION. All Assets and Properties owned or utilized by the Company are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the business of the Company), have been maintained consistent with the standards generally followed in the industry (but not less than reasonable care or such care as required under any lease or contract applicable thereto) and are sufficient to carry on the business of the Company as currently conducted. All material leased Assets and Properties have been maintained in accordance with the terms of the leases applicable thereto.

         SECTION 2.16 ACCURACY OF LICENSED CONTENT. To the Knowledge of the Company and the Stockholders, the Licensed Content is medically accurate in all respects. The Company uses commercially reasonable efforts to ensure the medical accuracy of the Licensed Content.

         SECTION 2.17 INTELLECTUAL PROPERTY ASSETS.

                 (a) OWNERSHIP OF INTELLECTUAL PROPERTY ASSETS. The Company is the exclusive owner of, and has good, valid and marketable title to all of the Intellectual Property Assets free and clear of all mortgages, pledges, charges, Liens, equities, security interests, or other encumbrances or agreements, and has the right to use without payment to a third party all of the Intellectual Property Assets, except for any licensed Intellectual Property Assets referred to in SECTION 2.17(h) below. No claim is pending or, to the Knowledge of the Company or any Stockholder, threatened against the Company and/or its officers, employees, and consultants to the effect that the Company's right, title and interest in and to the Intellectual Property Assets is invalid or unenforceable by the Company. The Company has delivered, or made available, to Parent documentation with respect to each invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property Assets, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person. No employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

                 (b) PATENTS. SECTION 2.17(b) OF THE DISCLOSURE SCHEDULE sets forth a complete and accurate list and summary description of all Patents. All of the issued Patents are currently in compliance with formal legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety
(90) days after the Closing Date. In each case where a Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Knowledge of the Company or any Stockholder, there is no potentially interfering Patent or Patent application of any third party. All Products made, used or sold under the Patents have been marked with the proper Patent notice.

                 (c) TRADEMARKS. SECTION 2.17(c) OF THE DISCLOSURE SCHEDULE sets forth a complete and accurate list and summary description of all Marks. All Marks that have been registered with the United States Patent and Trademark Office and/or any other jurisdiction are currently in compliance with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the date of the Closing. In each case where a Mark is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Knowledge of the Company or any Stockholder, no such action is threatened with respect to any of the Marks. All Products and materials containing a Mark bear the proper notice where permitted by law.

                 (d) COPYRIGHTS. SECTION 2.17(d) OF THE DISCLOSURE SCHEDULE sets forth a complete and accurate list and summary description of all Copyrights. All Copyrights that have been registered with the United States Copyright Office are identified as such in SECTION 2.17(d) OF THE DISCLOSURE SCHEDULE and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any fees or Taxes or actions falling due within ninety (90) days after the date of the Closing. In each case where a Copyright is held by the Company by assignment, the assignment has been duly recorded with the U.S. Copyright Office and all other jurisdictions of registration. All copies of works encompassed by the Copyrights have been marked with the proper copyright notice.

                 (e) TRADE SECRETS. The Company has taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees, and consultants of the Company and any other persons with access to the Trade Secrets) to protect the secrecy, confidentiality and value of all Trade Secrets. To the Knowledge of the Company or any Stockholder, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. The Trade Secrets have not been disclosed by the Company to any person or entity other than employees or contractors of the Company who had a need to know and use the Trade Secrets in the course of their employment or contract performance. The Company has the right to use, free and clear of claims of third parties, all Trade Secrets. To the Knowledge of the Company or any Stockholder, no third party has asserted that the use by the Company of any Trade Secret violates the rights of any third party.

                 (f) EMPLOYEES AND INDEPENDENT CONTRACTORS. SECTION 2.17(f) OF THE DISCLOSURE SCHEDULE contains lists of (1) all former and current employees, consultants and contractors of the Company that have executed written instruments with the Company that assign to the Company all rights to any Intellectual Property Assets relating to the business of the Company and (2) all former and current employees, consultants and contractors of the Company that have not executed written instruments with the Company that assign to the Company all rights to any Intellectual Property Assets relating to the business of the Company. No claim is pending or, to the Knowledge of the Company or any Stockholder, threatened against the Company by an employee, consultant or independent contractor to the effect that such Person owns any Intellectual Property Assets relating to the business of the Company.

                 (g) EXCLUSIVITY OF RIGHTS. The Company has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets, except for the rights of any licensor of licensed Intellectual Property Assets referred to in SECTION 2.17(h) below.

                 (h) LICENSES RECEIVED. All licenses or other agreements under which the Company is granted rights by others in Intellectual Property Assets are listed in SECTION 2.17(h) OF THE DISCLOSURE SCHEDULE. All such licenses or other agreements are in full force and effect, all of the rights of the Company thereunder are freely assignable, and, to the Knowledge of the Company or any Stockholder, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided, or made available, to Parent, and to the Knowledge of the Company or any Stockholder, the licensors under the licenses and other agreements under which the Company is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby. Except as set forth on SECTION 2.17(h) OF THE DISCLOSURE SCHEDULE, the Company is not obligated to and does not pay royalties or other fees to anyone for the Company's use of any of its Intellectual Property Assets.

                 (i) LICENSES GRANTED. All licenses or other agreements under which the Company has granted rights to others in Intellectual Property Assets or the Licensed Content are listed in SECTION 2.17(i) OF THE DISCLOSURE Schedule. Except as set forth thereon, all such licenses or other agreements are in full force and effect, and to the Knowledge of the Company or any Stockholder, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided, or made available, to Parent.

                 (j) SUFFICIENCY. The Intellectual Property Assets constitute all of the assets of the Company used in designing, creating and developing the Products, and are all those necessary for the operation of the Company's business as currently conducted and planned to be conducted.

                 (k) INFRINGEMENT. None of the Products licensed, nor any process or know-how used, by the Company infringes or is alleged to infringe any third Person Patent, trademark, service mark, trade name, Copyright or other proprietary right or is a derivative work based on the work of any other Person. To the Knowledge of the Company or any Stockholder, none of the Intellectual Property Assets is being infringed by any other Person.

                 (l) NONDISCLOSURE CONTRACTS. Each of the Nondisclosure Contracts is a valid and binding agreement of each party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

                 (m) PRODUCTS. A complete list of the Products is set forth in
SECTION 2.17(m) OF THE DISCLOSURE SCHEDULE.

                 (n) DOMAIN NAMES. SECTION 2.17(n) OF THE DISCLOSURE SCHEDULE sets forth a list of all Internet domain names used by Company (collectively, the "Domain Names"). The Company has a valid registration and all material rights (free of any material restriction) in and to the Domain Names.

         SECTION 2.18 CONTRACTS. (a) SECTION 2.18(a) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to, or made available to, Parent prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties are bound:

                  (i) (A) all Contracts providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or material unwritten representations, commitments, promises, communications or courses of conduct (excluding any such Contracts referred to in clause (A)) involving an obligation of the Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company;

                  (iii) all partnership, joint venture, Stockholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of the Company or to preferred stock issued by the Company;

                  (v) all Contracts with distributors or resellers;

                  (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

                  (vii) all Contracts between or among the Company, on the one hand, and any Stockholder or any Affiliate (other than the Company) or Associate of any Stockholder, on the other hand;

                  (viii) all collective bargaining or similar labor Contracts;

                  (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur

         Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                  (x) all other Contracts (other than leases listed in SECTION
         2.15 OF THE DISCLOSURE SCHEDULE and Governmental Authorizations listed in SECTION 2.19 OF THE DISCLOSURE SCHEDULE) that, pursuant to the terms of any such Contract, involve the payment or potential payment by or to the Company of money or other monetary equivalents in excess of $10,000 in any one (1) year period, or $30,000 over the unexpired term of the Contract.

               (b) Each Contract required to be disclosed in SECTION 2.15,
SECTION 2.17(h) OR (i) OR SECTION 2.18(a) OF THE DISCLOSURE SCHEDULE is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in SECTION 2.15, SECTION 2.17(h) OR (i) OR SECTION 2.18(a) OF THE DISCLOSURE SCHEDULE, neither the Company, nor, to the Knowledge of the Company or any Stockholder, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

         SECTION 2.19 GOVERNMENTAL AUTHORIZATIONS. SECTION 2.19 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all Governmental Authorizations used in and material, individually or in the aggregate, to the business or operations of the Company (and all pending applications for any such Governmental Authorizations), setting forth the grantor, the grantee, the function and the expiration and renewal date of each such License. Prior to the execution of this Agreement, the Stockholders have delivered to, or made available to, Parent true and complete copies of all such Governmental Authorizations. No other Governmental Authorizations are required by Law in order for the Company to operate its business and operations as it is currently operated. Except as disclosed in SECTION 2.19 OF THE DISCLOSURE SCHEDULE:

              (a) the Company owns or validly holds all Governmental Authorizations that are material, individually or in the aggregate, to its business or operations;

              (b) each Governmental Authorization listed in SECTION 2.19 OF THE DISCLOSURE SCHEDULE is valid, binding and in full force and effect; and

              (c) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Governmental Authorization.

         SECTION 2.20 INSURANCE. SECTION 2.20 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all policies of insurance to which the Company is a party or under which the Company, or any director or officer of the Company in the capacity of director or officer, is or has been covered at any time since January 1, 1999. Each policy listed in
SECTION 2.20 OF THE DISCLOSURE SCHEDULE is valid, binding and enforceable in accordance with the terms of such policy and is in full force and effect. All premiums due on each such policy have been paid and will be paid through the Closing Date.

         SECTION 2.21 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION
2.21 OF THE DISCLOSURE SCHEDULE, (i) there are no intercompany Liabilities between the Company, on the one hand, and any Stockholder, any Affiliate (other than the Company) or Associate of any Stockholder, on the other, (ii) no Stockholder nor any such Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iii) the Company does not provide or cause to be provided any assets, services or facilities to any Stockholder or any such Affiliate or Associate. Except as disclosed in
SECTION 2.21 OF THE DISCLOSURE SCHEDULE, each of the Liabilities and transactions listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE was incurred or engaged in, as the case may be, on an arm's-length basis.

         SECTION 2.22 EMPLOYEES; LABOR RELATIONS. SECTION 2.22 OF THE DISCLOSURE SCHEDULE contains a list of the name of each officer and employee of the Company at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Except as disclosed in SECTION 2.22 OF THE DISCLOSURE SCHEDULE, (i) no employee is presently a member of a collective bargaining unit and, to the Knowledge of Company and Stockholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. The Company is in compliance with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining with respect to the employees.

         SECTION 2.23 ENVIRONMENTAL MATTERS. With respect to any real property upon which the Company operates or has operated pursuant to an ownership, leasehold or other possessory interest in such real property (the "FACILITIES"), the Company is not in violation of, and has not violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any Governmental or Regulatory Authority relating to environmental matters, including by way of illustration and not by way of limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials, in each case as amended from time to time (collectively, "ENVIRONMENTAL LAWS"). For purposes of this Agreement, "HAZARDOUS MATERIALS" includes but is not necessarily limited to asbestos, asbestos containing materials, polychlorinated biphenyls, lead-based paints, any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, used motor oil, oil mixed with other waste, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, or other hazardous or toxic substances, materials, wastes, pollutants or contaminants defined under or regulated by the Environmental Laws.

         SECTION 2.24 BANK AND BROKERAGE ACCOUNTS. SECTION 2.24 OF THE DISCLOSURE SCHEDULE sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

         SECTION 2.25 DISCLOSURE. All material facts relating to the Business or Condition of the Company have been disclosed to Parent in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 2.26 BROKER'S AND FINDER'S FEES. Neither the Company nor any Stockholder has incurred, nor will any such Person incur, directly or indirectly, any liability for brokerage or finder's or agent's commission or any similar charges in connection with the Agreement, the Merger or any transaction contemplated hereby.

         SECTION 2.27 ACCOUNTS RECEIVABLE. All accounts receivable of the Company represent amounts due for services performed or sales or licenses actually made in the ordinary course of business and properly reflect the amounts due. The bad debt reserves and allowances reflected in the Balance Sheet have been calculated in accordance with GAAP. To the Company's and the Stockholders' Knowledge, all accounts receivable (other than those subject to the bad debt reserve) are expected to be collectible by the Company in the ordinary course of business consistent with past practice in 90 days or less.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub, jointly and severally, hereby represent and warrant to Stockholders as follows:

         SECTION 3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each of the Parent and the Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction where the ownership, use or leasing of its Assets and Properties, or the conduct or the nature of its business makes such qualification, licensing or admission necessary, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a materially adverse effect on the financial condition of Parent or Merger Sub.

         SECTION 3.2 AUTHORITY. The execution and delivery by Parent and Merger Sub of this Agreement and the Operative Agreements to which it is a party, and the performance by Parent and Merger Sub of its obligations hereunder and thereunder, will have been duly and validly authorized as of the Closing Date by the Board of Directors of Parent and Merger Sub, respectively, and the sole Stockholder of Merger Sub, no other corporate action on the part of Parent, Merger Sub or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery of this Agreement and the Operative Documents by each Stockholder and the Company to the extent they are parties thereto, this Agreement constitutes, and upon the execution and delivery by Parent and Merger Sub of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with their terms.

         SECTION 3.3 PARENT SHARES. The Parent Shares are duly authorized, and upon delivery thereof in accordance with the terms of this Agreement, shall be validly issued, outstanding, fully paid and nonassessable. The delivery of the certificates representing the Parent Shares at the Closing in the manner provided in ARTICLE I will transfer to each Stockholder beneficial and record title to the Parent Shares, free and clear of all Liens and free and clear of all restrictions on transfer except for those imposed by the Securities Act and all applicable state securities laws (except as provided herein and in the Escrow Agreement with respect to the Escrow Shares).

         SECTION 3.4 NO CONFLICTS. The execution and delivery by Parent and Merger Sub of this Agreement do not, and the execution and delivery by Parent and Merger Sub of the Operative Agreements to which it is a party, the performance by Parent and Merger Sub of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                 (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Organization or by-laws of Parent or Merger Sub, respectively;

                 (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent, Merger Sub or any of their Assets and Properties; or

                 (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Merger Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Parent Shares, Parent or Merger Sub or any of their respective Assets and Properties under, any Contract or Governmental Authorization to which Parent or Merger Sub is a party or by which any of its Assets and Properties is bound.

         SECTION 3.5 GOVERNMENTAL APPROVALS AND FILINGS. Except for (i) compliance with applicable securities laws and (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Merger Sub is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         SECTION 3.6 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the Knowledge of Parent or Merger Sub, threatened against, relating to or affecting Parent or Merger Sub or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements. Except as set forth in the SEC Documents (as defined below), there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against Parent or Merger Sub pending or, to the Knowledge of Parent or Merger Sub, threatened, which if determined adversely to Parent or Merger Sub, could be expected to result in a material adverse effect on the financial condition or results of operations of Parent and Merger Sub considered as a whole.

         SECTION 3.7 CAPITALIZATION. As of November 15, 2001, the authorized capital stock of the Company consisted of 20,000,000 shares of Parent Common Stock of which 6,587,982 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable.

         SECTION 3.8 SEC DOCUMENTS. Parent has furnished or made available to Sellers a true and complete copy of (a) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 1999, and (b) all other filings (other than preliminary registration and proxy statements) between December 31, 1999 and the date hereof (collectively, the "SEC Documents"), which Parent filed under the federal securities laws with the Securities and Exchange Commission ("SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

         SECTION 3.9 BROKER'S AND FINDER'S FEES. Parent and Merger Sub have not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder's or agent's commission or any similar charges in connection with the Agreement, the Merger or any transaction contemplated hereby.

                                   ARTICLE IV
                      COVENANTS OF STOCKHOLDERS AND COMPANY

         SECTION 4.1 REASONABLE EFFORTS; COOPERATION. Subject to the other provisions of this Agreement, the Company and the Stockholders shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated herein to be effected in accordance with the terms hereof and shall cooperate fully with Parent and Merger Sub in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

         SECTION 4.2 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Company shall conduct its business in the ordinary course and in such a manner so that the representations and warranties contained in SECTION
2.9 and the rest of ARTICLE II shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. The Company shall use commercially reasonable efforts (consistent with the Company's normal business practices) to preserve its business, and maintain the present suppliers and customers of its business. Without limiting the generality of the foregoing, with respect to the Company's business, Company shall refrain from:

                 (a) incurring any Liability, except in the ordinary course of business;

                 (b) permitting any of its Assets and Properties to be subjected to Lien, except in the ordinary course of business;

                 (c) selling, transferring or otherwise disposing of any Assets and Properties except in the ordinary course of business;

                 (d) making any capital expenditure or commitment therefor, except in the ordinary course of business;

                 (e) increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, or making any loan to any Person;

                 (f) writing off as uncollectible any accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate shall be material to the Company;

                 (g) granting any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business;

                 (h) canceling or waiving any claims or rights of substantial value;

                 (i) making any change in any method of accounting or auditing practice;

                 (j) entering into, amending, modifying or consenting to the termination of any material contract;

                 (k) accelerating or delaying the payment of any accounts payable (based on the historical practices of the Company);

                 (l) otherwise conducting its business or entering into any transaction with respect thereto, except in the usual and ordinary manner and in the ordinary course of its business; or

                 (m) agreeing, whether or not in writing, to do any of the foregoing.

         SECTION 4.3 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to ARTICLE XI, Company and the Stockholders will not, nor will they cause or permit any of their respective representatives to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to, any Person (other than Parent and Merger Sub and their representatives) relating to any transaction involving: (i) any merger, consolidation, recapitalization, business combination or other similar transaction involving the Company; (ii) any sale or other disposition of all or substantially all of the assets of the Company; or
(iii) any acquisition of 15% or more of the outstanding shares of capital stock of the Company (an "Acquisition Transaction"). Company and Stockholders covenant that from the date hereof through the Closing Date (or the termination of this Agreement), they will not, directly or indirectly, enter into or authorize, or permit any representative to enter into, any negotiation, letter of intent, commitment, agreement, understanding, or agreement in principle with any third Person for an Acquisition Transaction. Company and Stockholders covenant and agree to inform Parent and Merger Sub in writing by facsimile within twenty-four
(24) hours following the receipt (from the date hereof through the Closing Date or the termination of this Agreement) by any of them or their representatives of any inquiry, proposal, offer or bid (including the terms thereof and the identity of the Person making such inquiry, proposal, offer or bid) in respect of any Acquisition Transaction.

         SECTION 4.4 SUPPLEMENTATION AND CORRECTION OF INFORMATION. Between the date of this Agreement and the Closing Date, Company and the Stockholders will use reasonable best efforts to promptly correct and supplement the information set forth on the Disclosure Schedules delivered by Company and the Stockholders pursuant to this Agreement in order to cause such Disclosure Schedules to remain correct and complete in all respects. Company and the Stockholders' delivery to Parent and Merger Sub of any corrections or supplements will, without further notice or action on the part of Company and the Stockholders or Parent and Merger Sub, immediately and automatically constitute an amendment to the Disclosure Schedules to which such corrections and supplements relate; provided, however, that solely for purposes of determining whether the condition precedent pursuant to SECTION 6.1 has been satisfied, or whether Parent and Purchasers have the right to terminate this Agreement pursuant to SECTION 11.1(b) OR 11.1(d), any such amendment to the Disclosure Schedule will be disregarded.

         SECTION 4.5 EXAMINATIONS AND INSPECTIONS. Prior to the Closing Date, Parent and Merger Sub shall be entitled, through their respective employees and representatives, including, without limitation, their accountants and legal counsel, to make such inspection of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as Parent and Merger Sub reasonably desire. Any such inspection and examination shall be conducted at reasonable times following reasonable notice and under reasonable circumstances which do not disrupt the business, properties or assets of the Company. In order that the Parent and Merger Sub may have full opportunity to make such business, accounting and legal review, examination or inspection as they may reasonably desire of the Company, the Company and the Stockholders shall furnish the representatives of the Parent and the Merger Sub during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request (subject to any existing confidentiality obligations of the Company) and cause its officers, employees, agents, accountants and attorneys to cooperate with such representatives in connection with such review and examination.

         SECTION 4.6 STOCKHOLDER APPROVAL. Prior to the Closing Date, Company agrees to submit the Merger and this Agreement to its stockholders for approval at a meeting or by written consent, all as provided by the DGCL and its Certificate of Incorporation.

         SECTION 4.7 COVENANTS AGAINST COMPETITION.

               (a) In order to induce Parent and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, each Primary Stockholder agrees that neither it nor any of its respective Affiliates shall, without the prior written consent of Parent, for its own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representative or otherwise:

                  (i) for a period of two (2) years from the date of the Closing, engage or invest in, or own, control, manage or participate in the ownership, control or management of, or render services or advice to, any business engaged, or which it reasonably knows is undertaking to become engaged, in a Competing Business in the Restricted Territory;

                  (ii) for a period of two (2) years from the date of the Closing solicit, or assist in the solicitation of, any Person having an office or place of business within the Restricted Territory and to whom the Company sold or licensed or provided any products or services on, or during the two (2) year period prior to, the date of the Closing, for the purpose of obtaining the patronage of such Person for the purchase or license of any competitive products or services;

                  (iii) for a period of two (2) years from the date of the Closing, solicit, or assist in the solicitation of, for the purpose of offering employment to or hiring, any Person employed by the Surviving Corporation (as an employee, independent contractor or otherwise); or

                  (iv) use, disclose or reveal to any Person, any Confidential Information (as defined below) of the Surviving Corporation; provided, however, that the obligations of this clause (iv) shall terminate with respect to any business information that does not constitute a trade secret under applicable Law upon the expiration of five (5) years after the date of the Closing. "Confidential Information" means all information of the Surviving Corporation which derives value, economic or otherwise, from not being generally known to the public, but excluding any information that comes into the public domain through no fault of the Stockholders or any information that is required to be disclosed by an Order or by any Law.

              (b) Notwithstanding anything herein to the contrary, the covenants described in this SECTION 4.7 shall apply only if the transactions contemplated hereby are consummated at the Closing. If the transactions contemplated herein are consummated, "Confidential Information" of the Surviving Corporation shall be deemed to include all Confidential Information of the Company, and Stockholders shall be subject to the obligations of non-use and non-disclosure contained in this SECTION 4.7 with respect to all of such information.

              (c) Notwithstanding anything contained in this Agreement to the contrary, the Stockholders acknowledge and agree that Parent and Merger Sub's remedy at law for a breach or threatened breach of any of the provisions of SECTIONS 4.7(a) would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by Stockholders of the provisions of SECTIONS 4.7(a), it is agreed that, in addition to its remedies at law, Parent and Merger Sub shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary, preliminary, or permanent injunction, or any other equitable remedy which may then be available, including but not limited to an equitable accounting of all earnings, profits and other benefits arising from or in connection with such violation. Stockholders agree not to oppose Parent and Merger Sub's request for any of the above relief on the grounds that Parent and Merger Sub have not been irreparably injured or that Parent and Merger Sub have an adequate remedy at law or that such equitable relief is inappropriate. Nothing set forth in this SECTION 4.7(c) shall be construed as prohibiting Parent and Merger Sub from pursuing any other rights and remedies available to them for such breach or threatened breach.


                                   ARTICLE V
                       COVENANTS OF PARENT AND MERGER SUB

         SECTION 5.1 REASONABLE EFFORTS; COOPERATION. Subject to the other provisions of this Agreement, Parent and Merger Sub shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated herein to be effected in accordance with the terms hereof and shall cooperate fully with Company and the Stockholders in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

         SECTION 5.2 ERISA NOTICES. At such time as Company shall no longer maintain a Company Plan subject to COBRA, Parent shall provide, or cause to be provided, notice and continuation coverage required under IRC Section 4980B and/or Part 6 of Title I of ERISA to each person who is a "M&A qualified beneficiary" (within the meaning of Prop. Treas. Reg. Section 54.4980B-9; the "Treasury Regulation") as a result of the transactions contemplated by this Agreement (collectively, "Transaction M&A Qualified Beneficiaries"), and, Parent shall provide continuation coverage required under IRC Section 4980B and/or Part 6 of Title I of ERISA to each Transaction M&A Qualified Beneficiary.

         SECTION 5.3 EMPLOYEE MATTERS.

               (a) As of the Effective Time, Parent shall maintain employee benefit plans which, in the aggregate, provide a similar level of benefits as those provided under comparable Company Plans with respect to employees of the Company covered under such plans as of the date of this Agreement; provided, however, that the foregoing shall not apply to any provisions of any Company Plan under which employees may receive, or under which employee benefits are based on, Company Common Stock.

               (b) Employees of the Company shall receive credit for eligibility to participate and vesting under Parent's benefit plans for years of service with the Company (and their respective subsidiaries and predecessors).

         SECTION 5.4 REGISTRATION OF SHARES. Parent will file a registration statement with the SEC covering the Parent Shares within 120 days after Closing in accordance with and subject to the terms and conditions of the Registration Rights Agreement.


                                   ARTICLE VI
               CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent and Merger Sub in their sole discretion):

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Company and the Stockholders in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects

(except that any representations and warranties qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date.

         SECTION 6.2 PERFORMANCE. The Company and the Stockholders shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company and the Stockholders at or before the Closing.

         SECTION 6.3 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         SECTION 6.4 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent, Merger Sub, the Company and Stockholders to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given.

         SECTION 6.5 THIRD PARTY CONSENTS. The consents (or in lieu thereof waivers) listed in SCHEDULE 6.5 to the performance by the Company and the Stockholders of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby shall have been obtained.

         SECTION 6.6 COMPANY AND STOCKHOLDERS' CERTIFICATES. Parent and Merger Sub shall have received from the Company and Stockholders a certificate dated the Closing Date and executed by the President or any Vice President of the Company, in form and substance reasonably satisfactory to Parent and Merger Sub, certifying that the conditions in SECTIONS 6.1 AND 6.2 have been fulfilled; and
(b) a certificate, dated the Closing Date and executed by the Secretary of the Company, in form and substance reasonably satisfactory to Parent and Merger Sub, as to the authenticity of the actions of the Board of Directors and stockholders of the Company authorizing the transactions contemplated herein and in the Operative Agreements. Certified copies of the Company's articles of organization and bylaws shall be attached to the secretary's certificate.

         SECTION 6.7 OPINION OF COUNSEL. Parent and Merger Sub shall have received the opinion of Warren Hauser, Esq., counsel to the Stockholders and the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent and Merger Sub.

         SECTION 6.8 APPRAISAL RIGHTS. Holders of no more than 5% of Shares shall have delivered to Company before the Effective Time of the Merger timely written notice of such holder's intent to exercise its appraisal rights with respect to the Merger in accordance with the DGCL, unless such holder shall have lost his or her right to such payment.

         SECTION 6.9 INVESTOR REPRESENTATION LETTERS. Each Stockholder shall have executed and delivered to Parent an Investor Representation Letter (each, an "INVESTOR REPRESENTATION LETTER"), substantially in the form of EXHIBIT C hereto.

         SECTION 6.10 ESCROW AGREEMENT. The Stockholder Representative shall have executed and delivered to Parent the Escrow Agreement.

         SECTION 6.11 REGISTRATION RIGHTS AGREEMENT. Each Stockholder shall have executed and delivered to Parent a Registration Rights Agreement, substantially in the form of EXHIBIT D hereto (the "Registration Rights Agreement").

         SECTION 6.12 EMPLOYMENT AGREEMENTS. Each of Cynthia Chevins and Carol Peckham shall have executed and delivered Employment Agreements to Parent, substantially in the form of EXHIBITS E-1 AND E-2 hereto, respectively (the "Employment Agreements").

         SECTION 6.13 TERMINATION OF AGREEMENTS. Each of the Shareholder's Agreement between the Company and the Stockholders dated April 13, 1993 and the Stock Purchase Agreement between the Company and certain of the Stockholders dated April 13, 1993 shall have been terminated.

         SECTION 6.14 SECURITIES LAW EXEMPTION. The issuance of the Parent Shares in the Merger shall be exempt from the registration and qualification requirements of federal and applicable state securities laws.

         SECTION 6.15 STOCKHOLDER APPROVAL. The stockholders of the Company shall have approved the Merger in accordance with the DGCL and the Company's Certificate of Incorporation.

         SECTION 6.16 RELEASES. All Stockholders who are officers, directors or employees of the Company shall execute and deliver general releases to Parent in form and substance reasonably satisfactory to Parent.

         SECTION 6.17 ASSIGNMENTS. The Company shall have delivered to Parent written instruments, in form and substance satisfactory to Parent, from all Assigning Persons that assign to the Company all rights to any Intellectual Property Assets relating to the business of the Company.


                                  ARTICLE VII
            CONDITIONS TO OBLIGATIONS OF STOCKHOLDERS AND THE COMPANY

         The obligations of Stockholders and the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company and the Stockholders in their sole discretion):

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except that any representations and warranties qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date.

         SECTION 7.2 PERFORMANCE. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Merger Sub at or before the Closing.

         SECTION 7.3 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         SECTION 7.4 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company, Stockholders, Parent and Merger Sub to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given.

         SECTION 7.5 PARENT AND MERGER SUB'S CERTIFICATES. Company and the Stockholders shall have received from the Parent and Merger Sub a certificate dated the Closing Date and executed by the President or any Vice President of Parent and Merger Sub, in form and substance reasonably satisfactory to the Company and the Stockholders, certifying that the conditions in SECTIONS 7.1 AND
7.2 have been fulfilled; and (b) a certificate, dated the Closing Date and executed by the Secretary of Parent and Merger Sub, in form and substance reasonably satisfactory to the Company and the Stockholders, as to the authenticity of the actions of the respective Boards of Directors of Parent and Merger Sub authorizing the transactions contemplated herein and in the Operative Agreements. Certified copies of the Parent's and Merger Sub's articles of incorporation or organization and bylaws shall be attached to the secretary's certificate.

         SECTION 7.6 OPINION OF COUNSEL. Company and the Stockholders shall have received the opinion of Smith, Gambrell & Russell, LLP, counsel to Parent and Merger Sub, dated the Closing Date, in form and substance reasonably satisfactory to Company and the Stockholders.

         SECTION 7.7 ESCROW AGREEMENT. Parent shall have executed and delivered to the Stockholders the Escrow Agreement.

         SECTION 7.8 REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered to the Stockholders the Registration Rights Agreement.

         SECTION 7.9 EMPLOYMENT AGREEMENTS. Parent shall have executed and delivered the Employment Agreements to Ms. Chevins and Ms. Peckham.

                                  ARTICLE VIII
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         SECTION 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Parent and Merger Sub (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Stockholders, Parent and Merger Sub have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties of the parties contained in this Agreement will survive the Closing until the date which is eighteen (18) months following the Closing Date, except that any representation or warranty that would otherwise terminate will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under ARTICLE IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in ARTICLE IX and in the Escrow Agreement. The covenants and agreements of the Stockholders and Parent and the other parties contained in this Agreement will survive the Closing until all obligations with respect thereto have been performed or shall have been terminated in accordance with their terms. The indemnification obligations of the Stockholders contained in SECTION 9.1(A)(III) of this Agreement will survive the Closing until the date which is thirty (30) months following the Closing Date, except that such obligations will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under ARTICLE IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in ARTICLE IX and in the Escrow Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

         SECTION 9.1 INDEMNIFICATION.

               (a) Subject to the other Sections of this ARTICLE IX, the Stockholders hereby agree to indemnify, jointly and severally, the Parent Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to: (i) any breach of any representation and warranty by the Company or any Stockholder contained in this Agreement (without giving effect to any materiality qualifications contained in any such representation or warranties);
(ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the Company or any Stockholder contained in this Agreement; or (iii) any claim by any current or former employee, consultant or independent contractor of the Company (other than the Assigning Persons) to the effect that such Person owns any Intellectual Property Assets related to the business of the Company created or developed prior to the Closing Date. (For the avoidance of doubt, any Losses covered by both subsections (i) and (iii) above shall be treated as Losses arising under subsection (iii)).

               (b) Subject to the other Sections of this ARTICLE IX, Parent shall indemnify the Stockholder Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation and warranty by Parent or Merger Sub contained in this Agreement (without giving effect to any materiality qualifications contained in any such representation or warranties); or (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Merger Sub contained in this Agreement.

         SECTION 9.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any party entitled to indemnification under SECTION 9.1 (each an "INDEMNIFIED PARTY") against any party potentially obligated to indemnify such Indemnified Party in respect of such claim (each an "INDEMNIFYING PARTY") shall be asserted and resolved in the manner provided in this Section 9.2 and in the Escrow Agreement. For purposes of this Section, in all instances where the Indemnifying Party is a Stockholder, the Stockholder Representative, acting in accordance with the provisions of the Escrow Agreement and the Investor Representation Letters, shall have the exclusive right, power and authority, in the name and on behalf of the Stockholder, to make any and all decisions and take any and all actions required or permitted to be taken by the Stockholder pursuant to this Section.

               (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under SECTION 9.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Stockholder, Parent, Merger Sub or any Affiliate of a Stockholder or Parent (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party (and, if the claim is to be made against the Stockholders, the Stockholder Representative). If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under SECTION 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this SECTION 9.2(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this SECTION 9.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 9.2(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
         SECTION 9.1 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party does not desire to defend the Third Party Claim pursuant to this SECTION 9.2(a), or if the Indemnifying Party gives notice that it desires to defend but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this SECTION 9.2(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION 9.2(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 9.2(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with the terms of ARTICLE XII.

               (b) In the event any Indemnified Party should have a claim under
SECTION 9.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party (and, if the claim is to be made against the Stockholders, the Stockholder Representative). The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION
9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with the terms of ARTICLE XII.

         SECTION 9.3 LIMITS ON INDEMNIFICATION.

               (a) The Parent Indemnified Parties shall not be entitled to indemnification for Losses arising under SECTION 9.1(A)(I), unless and until the aggregate of such Losses exceed $20,000, and then Parent Indemnified Parties shall be entitled to indemnification for all such Losses, not just the amount in excess of $20,000.

               (b) The Stockholder Indemnified Parties shall not be entitled to indemnification for Losses arising under SECTION 9.1(B)(I), unless and until the aggregate of such

Losses exceed $20,000, and then Stockholder Indemnified Parties shall be entitled to indemnification for all such Losses, not just the amount in excess of $20,000.

               (c) Except for Losses based on fraud or willful misconduct or Losses arising under SECTIONS 9.1(a)(ii) OR 9.1(a)(iii) (with respect to which there will be no limitation), all indemnification claims by the Parent Indemnified Parties hereunder shall be satisfied solely by delivery to Parent of certificates duly endorsed for transfer, representing Escrow Shares in accordance with and subject to the provisions of the Escrow Agreement. The number of Escrow Shares to be forfeited to Parent in payment of any Losses shall be determined by dividing (i) the aggregate dollar amount of such Losses, by
(ii) the Parent Average Price, rounded to the nearest share. Escrow Shares shall be forfeited by the Stockholders on a pro rata basis. Any Escrow Shares forfeited pursuant to the provisions hereof shall be treated as an adjustment to the Merger Consideration. (d) Except for Losses based on fraud or willful misconduct or Losses arising under SECTION 9.1(b)(ii), Parent's indemnification obligations hereunder shall be limited, in the aggregate, to an amount equal to
(i) the Parent Shares multiplied by (ii) the Parent Average Price.

               (e) Notwithstanding any other provision of this Agreement, except for Losses based on fraud or willful misconduct, indemnification in the form of the forfeiture of Escrow Shares pursuant to this Section shall be the sole and exclusive remedy of the Parent Indemnified Parties for any breach of the representations or warranties of the Company or Stockholders contained in this Agreement.

               (f) Notwithstanding any other provision of this Agreement, except for Losses based on fraud or willful misconduct, indemnification pursuant to this Article shall be the sole and exclusive remedy of the Stockholder Indemnified Parties for any breach of the representations or warranties of Parent contained in this Agreement.

         SECTION 9.4 NO CIRCULAR RECOVERY. No Stockholder will be entitled to make any claim for indemnification against the Surviving Corporation or any of its Affiliates by reason of the fact that such Stockholder (or any of his, her or its officers, directors, agents or other representatives) was a controlling person, director, officer, employee, agent or other representative of the Company or of any of its Affiliates or was serving as such for another Person at the request of the Company or any of its Affiliates (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any action brought by Parent or the Surviving Corporation against such Stockholder or the Stockholders generally (whether such action is pursuant to this Agreement, applicable law, or otherwise).

                                   ARTICLE X
                                   DEFINITIONS

         SECTION 10.1 DEFINITIONS.

              (a) DEFINED TERMS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                 "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                 "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                 "AGREEMENT" means this Agreement and Plan of Merger and the Annexes and Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with SECTIONS 6.6 and 7.5, as the same shall be amended from time to time.

                 "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property Assets.

                 "ASSIGNING PERSONS" refers to the former and current employees, consultants and contractors of the Company listed on SECTION 2.17(f)(1) OF THE DISCLOSURE SCHEDULE that executed written instruments with the Company assigning to the Company all rights to any Intellectual Property Assets relating to the business of the Company.

                 "ASSOCIATE" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                 "BALANCE SHEET" has the meaning ascribed to it in SECTION 2.7.

                 "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Governmental Authorizations, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                 "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Georgia are authorized or obligated to close.

                 "BUSINESS OR CONDITION" with respect to any Person means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of such Person taken as a whole.

                 "CERTIFICATE OF MERGER" has the meaning ascribed to it in
SECTION 1.2.

                 "CLAIM NOTICE" means written notification pursuant to SECTION 9.02(a) of a Third Party Claim as to which indemnity under SECTION 9.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION 9.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

                 "CLOSING" means the closing of the transactions contemplated by SECTION 1.01(b).

                 "CLOSING DATE" means the day of the Closing as set forth in
SECTION 1.01(b).

                 "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                 "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

                 "COMPANY COMMON STOCK" means the common stock, $0.01 par value per share, of the Company.

                 "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

                 "COMPANY PLAN" means all Plans of which the Company or an ERISA Affiliate of the Company was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                 "COMPANY VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

                 "COMPETING BUSINESS" means a business engaged in the licensing to customers of healthcare content for display on their websites (but specifically excluding any business whose principal business involves providing content, whether medical or health related or not, primarily by means of print or broadcast media, such as magazines, printed text, or similar hard copy, or radio, TV, or cable, even though such business maintains or uses websites, email or other such services as a corollary to said business).

                  "CONTRACT" means any written or material oral agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

                  "COPYRIGHTS" means all copyrights in both published and unpublished works (including without limitation in the Licensed Content), and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above.

                  "DISCLOSURE SCHEDULE" means the record delivered to Parent by Stockholders herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Stockholders pursuant to this Agreement.

                  "DISPUTE PERIOD" means the period ending sixty (60) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "EFFECTIVE TIME" has the meaning ascribed to it in SECTION
1.02.

                  "ENVIRONMENTAL LAWS" has the meaning ascribed to it in SECTION 2.23.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated pursuant to that Act or such successor law.

                  "ERISA AFFILIATE" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC Section 414.

                  "ESCROW AGENT" means First Union National Bank, N.A.

                  "FINANCIAL STATEMENTS" has the meaning ascribed to it in
SECTION 2.07.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                   "GOVERNMENTAL AUTHORIZATION" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "HAZARDOUS MATERIALS" has the meaning ascribed to it in
SECTION 2.23.

                  "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "INDEMNIFIED PARTY" has the meaning ascribed to it in SECTION 9.02.

                  "INDEMNIFYING PARTY" has the meaning ascribed to it in SECTION 9.02.

                  "INDEMNITY NOTICE" means written notification pursuant to
SECTION 9.02(b) of a claim for indemnity under ARTICLE IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "INTELLECTUAL PROPERTY ASSETS" means the Patents, Marks, Copyrights, Trade Secrets and Rights, to the extent owned, licensed or used by the Company in any fashion.

                  "INVESTOR REPRESENTATION LETTER" has the meaning ascribed to it in SECTION 6.9.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "IRS" means the United States Internal Revenue Service.

                  "KNOWLEDGE" -- an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                  "LAWS" means all laws, statutes, rules, regulations, principles of common law, ordinances, treaties and other pronouncements having the effect of law in the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "LICENSED CONTENT" means the healthcare content that the Company licenses to its customers for display on their respective websites.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "MARK" means the name "Well-Connected", all trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications.

                  "MATERIAL ADVERSE CHANGE" has the meaning ascribed to it in
SECTION 2.09.

                  "MERGER" has the meaning ascribed to it in the forepart of this Agreement.

                  "MERGER CONSIDERATION" has the meaning ascribed to it in
SECTION 1.07.

                  "MERGER SUB" has the meaning ascribed to it in the forepart of this Agreement.

                  "MULTIEMPLOYER PLAN" has the meaning given in ERISA Section 3(37)(A).

                  "NONDISCLOSURE CONTRACTS" means all nondisclosure and/or confidentiality agreements entered into between the Company and Persons in connection with disclosures by the Company relating to the Products and the Intellectual Property Assets.

                  "OPERATIVE AGREEMENTS" means this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Investor Representation Letters, the Employment Agreements and any and all other agreements to be entered into in connection with the transactions contemplated herein.

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such

Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                  "PARENT" has the meaning ascribed to it in the forepart of this Agreement.

                  "PARENT COMMON STOCK" means the common stock, $.01 par value, of Parent.

                  "PARENT INDEMNIFIED PARTIES" means Parent and its officers, directors, employees, agents and Affiliates.

                  "PARENT SHARES" has the meaning ascribed to it in SECTION
1.07.

                  "PARENT AVERAGE PRICE" shall be equal to the arithmetic average of the closing price of a share of Parent Common Stock as reported in The Wall Street Journal for the twenty (20) consecutive trading days ending on the third (3rd) Business Day immediately preceding the Closing.

                  "PATENT" means all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

                  "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PLAN" has the meaning given in ERISA Section 3(3).

                  "PLAN SPONSOR" has the meaning given in ERISA Section
3(16)(B).

                  "PRIMARY STOCKHOLDERS" means Cynthia Chevins and Carol
Peckham.

                  "PRODUCTS" means the Company's products comprised of the Licensed Content, which represent all of the products offered for license or sale by the Company.

                  "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                  "REAL PROPERTY" has the meaning ascribed to it in SECTION
2.15.

                  "RESOLUTION PERIOD" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "RESTRICTED TERRITORY" means the United States of America.

                  "RIGHTS" means all goodwill, franchises, licenses, permits, consents, approvals, technical information, telephone numbers, and claims of infringement against third parties.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC DOCUMENTS" has the meaning ascribed to it in SECTION 3.8.

                  "SECURITIES ACT" has the meaning ascribed to it in SECTION 1.07(a).

                  "STOCKHOLDERS" has the meaning ascribed to it in the forepart of this Agreement.

                  "STOCKHOLDER INDEMNIFIED PARTIES" means the Stockholders.

                  "STOCKHOLDER REPRESENTATIVE" means the representative of the Stockholders appointed pursuant to the Investor Representation Letters.

                  "SHARES" means the issued and outstanding shares of Company Common Stock.

                  "SUBSIDIARY" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "SURVIVING CORPORATION" has the meaning ascribed to it in
SECTION 1.01(a).

                  "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TAX" or "TAXES" means any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the IRC), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 9.02(a).

                  "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

                  "TRADE SECRETS" means all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, code, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, manuals, passwords, documentation and backups.

                  "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

                  "WELFARE PLAN" has the meaning given in ERISA Section 3(1).

                 (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ORDINARY COURSE OF BUSINESS" and "ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE" refer to the business and practices of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XI
                                  TERMINATION

         SECTION 11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                (a) by written consent of the parties hereto duly authorized by the Boards of Directors of Parent and the Company; or

                (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 2002 (provided that the right to terminate this Agreement under this SECTION 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                (d) by Parent or the Company, respectively, (i) if any representation or warranty of the Company and Stockholders or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, or
(ii) upon a breach of any covenant or agreement on the part of the Company and the Stockholders or Parent and the Merger Sub, respectively, set forth in this Agreement, such that in either case of (i) or (ii) above the conditions set forth in SECTION 6.1 or 6.2, or SECTION 7.1 or 7.2, as the case may be, would not be satisfied (either (i) or (ii) above being a "TERMINATING BREACH"), PROVIDED, THAT, if such Terminating Breach is curable prior to March 31, 2002, by the Company and the Stockholders or Parent and the Merger Sub, as the case may be, through the exercise of its reasonable efforts and for so long as the Company and the Stockholders or Parent and the Merger Sub, as the case may be, continues to exercise such reasonable efforts, neither the Company and the Stockholders nor the Parent and the Merger Sub, respectively, may terminate this Agreement under this SECTION 11.1(d).

         SECTION 11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to SECTION 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or Stockholders except the provisions of
SECTION 13.5 shall survive and nothing herein shall relieve any party from liability for any breach hereof.

                                  ARTICLE XII
                             RESOLUTION OF DISPUTES

         SECTION 12.1 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in: (a)

Atlanta, Georgia, if initiated by the Company or the Stockholders, or (b) New York, New York, if initiated by Parent or Merger Sub, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this ARTICLE XII. The interpretation and enforceability of this Article XII shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. Sections 1-16. Notwithstanding the foregoing, the parties may, in their discretion, apply to a court of competent jurisdiction for equitable relief to enforce the arbitration provisions of this Agreement.

         SECTION 12.2 ARBITRATORS. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $100,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one (1) neutral arbitrator.

         SECTION 12.3 PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

         SECTION 12.4 AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

         SECTION 12.5 ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

         SECTION 12.6 CONFIDENTIALITY. All proceedings under this Section 12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

         SECTION 12.7 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 12 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of set off provided herein.

         SECTION 12.8 TOLLING. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 12 are pending. The parties will take such action, if any, required to effectuate such tolling.

                                  ARTICLE XIII
                                 MISCELLANEOUS

         SECTION 13.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by a nationally recognized overnight courier service or by facsimile transmission followed by registered or certified mail confirmation, to the parties at the following addresses or facsimile numbers:

                  If to Parent or Merger Sub, to:

                  A.D.A.M., Inc.
                  1600 RiverEdge Parkway, Suite 800
                  Atlanta, Georgia 30328
                  Facsimile No.: (770) 955-6031
                  Attn:  Robert Cramer

                  with a copy to:

                  Smith, Gambrell & Russell, LLP
                  Suite 3100, Promenade II
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3592
                  Facsimile No.:  (404) 685-7024
                  Attn: Michael E. Rubinger, Esq.

                  If to the Company or Stockholders, to:

                  Nidus Information Services, Inc.
                  41 East 11th Street, 11th Floor
                  New York, NY 10003
                  Facsimile No.: (212) 529-2349
                  Attn: President
                  with a copy to:

                  Warren Hauser, Esq.
                  416 Chichester Lane
                  Wynnewood, PA 19096
                  Facsimile No.:  (610) 896-0683

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by a nationally recognized overnight courier service, be deemed given upon delivery, and (iii) if delivered by facsimile transmission followed by registered or certified mail confirmation, be deemed given upon receipt, (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         SECTION 13.2 ENTIRE AGREEMENT. This Agreement (including the Annexes and Exhibit hereto) and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         SECTION 13.3 EXPENSES. The Company and the Stockholders, on the one hand, and Parent and Merger Sub, on the other, each will be responsible for its own costs and expenses incurred in connection with the Merger.

         SECTION 13.4 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, the Company, Stockholders, Merger Sub and Parent will not issue or make any reports, statements or releases to the public or generally to the employees, customers, licensors or other Persons with whom the Company otherwise has a significant business relationship with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties after reasonable effort to do so and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Stockholders and Parent will also obtain each other's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         SECTION 13.5 FURTHER ASSURANCES; POST-CLOSING COOPERATION.

                (a) At any time or from time to time after the Closing, Stockholders shall execute and deliver to Parent such other documents and instruments, provide such materials and information and take such other actions as Parent may reasonably request to carry out the terms of this Agreement and the Operative Agreements and, to the full extent permitted by Law, to put Parent in actual possession and operating control of the Company and its Assets and Properties and Books and Records. At any time or from time to time after the Closing, Parent shall execute and deliver to Stockholders such other documents and instruments, provide such materials and information and take such other actions as Stockholders may reasonably request to carry out the terms of this Agreement and the Operative Agreements.

                (b) Following the Closing, each party will afford each other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to each other party and each other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                (c) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         SECTION 13.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         SECTION 13.7 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         SECTION 13.8 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE IX.

         SECTION 13.9 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         SECTION 13.10 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         SECTION 13.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         SECTION 13.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each party has executed and delivered this Agreement, or has caused this Agreement to be executed and delivered on its behalf by a representative duly authorized, as of the date first above written.

                                   A.D.A.M., INC.


                                   By: /s/ Robert S. Cramer, Jr.
                                        -----------------------------
                                   Name: /s/ Robert S. Cramer, Jr.
                                          ---------------------------
                                   Title: CEO
                                          ---------------------------


                                   NIS ACQUISITION CORP.


                                   By: /s/ Robert S. Cramer, Jr.
                                       ------------------------------
                                   Name: /s/ Robert S. Cramer, Jr.
                                         ----------------------------
                                   Title:   President
                                          ---------------------------


                                   NIDUS INFORMATION SERVICES, INC.


                                   By: /s/ Cynthia Chevins
                                       ------------------------------
                                   Name: Cynthia Chevins
                                         ----------------------------
                                   Title:   Vice President
                                          ---------------------------


                                   STOCKHOLDERS:

                                    /s/ Richard H. Witmer, Jr.
                                   ----------------------------------
                                   Richard H. Witmer, Jr.

                                    /s/ Charles H. Witmer
                                   ----------------------------------
                                   Charles H. Witmer

                                    /s/ Cynthia Chevins
                                   ----------------------------------
                                   Cynthia Chevins

                                    /s/ Carol Peckham
                                   ----------------------------------
                                   Carol Peckham

                                    /s/ Meryl Buchanan Witmer
                                   ----------------------------------
                                   Meryl Buchanan Witmer

                                    EXHIBIT A

                                ESCROW AGREEMENT

                                    EXHIBIT B

                               RESTRICTIVE LEGEND



THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE "FEDERAL ACT") OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IF ANY SUCH SALE OR TRANSFER WOULD BE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS; OR (2) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS.

                                    EXHIBIT C

                     FORM OF INVESTOR REPRESENTATION LETTER

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT E-1

                      CYNTHIA CHEVINS EMPLOYMENT AGREEMENT

                                   EXHIBIT E-2

                       CAROL PECKHAM EMPLOYMENT AGREEMENT